EnerSys Announces Retirement of Andrew M. Zogby, President, Energy Systems Global

Names Shawn M. O’Connell, President, Motive Power Global, as Successor

READING, PA, USA, September 20, 2023 - EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, announced the retirement of Andrew (Drew) M. Zogby, President, Energy Systems Global, effective March 31, 2024. After an exceptional tenure of 15 years combined at EnerSys and Alpha and a remarkable 30-year career in the broadband, telecommunications, renewable energy and technology industries, Mr. Zogby has chosen to embark on the next chapter of his life. In 2018, when EnerSys acquired Alpha Technologies, it not only gained a valuable business asset but also an invaluable leader in Drew. Since joining EnerSys, Drew displayed exceptional leadership, strategy, and vision, consistently driving innovation for the Energy Systems business.

“On behalf of my colleagues and our Board of Directors, I want to thank Drew for his outstanding leadership over the past five years with EnerSys and congratulate him on an impressive 30-year career in the communication networks and technology industries,” said David Shaffer President & Chief Executive Officer. “Drew’s dedication, passion and commitment have played a pivotal role in the successful integration of Alpha Technologies while managing the business through the unprecedented impacts of the COVID-19 pandemic resulting in significant revenue growth and positioning our company as an industry leader. We wish him a well-deserved retirement filled with relaxation and new adventures with his family.”

EnerSys also announced today that Shawn M. O’Connell, who currently serves as President, Motive Power Global, will transition to President, Energy Systems Global. Since joining EnerSys in 2011, Shawn has held a variety of leadership roles within the company including Vice President, EnerSys Advanced Systems and Vice President, Reserve Power Sales and Service for the Americas. Having served in his current role for the past three years, Shawn has introduced several transformative initiatives driving the Motive Power business’s impressive performance, including significant revenue growth from the company’s maintenance-free battery offerings, operating discipline, and strong operating earnings. His leadership style has built a culture of collaboration and excellence. He is also known for fostering strong relationships both internally with employees and externally with business partners and customers.

“I'm also excited to announce that Shawn O’Connell will be assuming the role of President, Energy Systems Global,” said David Shaffer President & Chief Executive Officer. “Shawn’s prior experience with EnerSys, vision, and proven track record make him the ideal successor. I am confident that his ability to build, inspire, and motivate teams will ensure continued growth and success in the Energy Systems business.”

Mr. O’Connell will continue in his existing role while the company conducts a comprehensive search for his successor to ensure an equally seamless transition for the Motive Power business.

About EnerSys:

EnerSys is the global leader in stored energy solutions for industrial applications, designs, manufactures and distributes energy systems solutions and motive power batteries, specialty batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. The company goes to market through four lines of business: Energy Systems, Motive Power, Specialty and New Ventures. Energy Systems, which combine power conversion, power distribution, energy storage, and enclosures, are used in the telecommunication, broadband and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions. Motive power batteries and chargers are utilized in electric forklift trucks and other industrial electric powered vehicles. Specialty batteries are used in aerospace and defense applications, large over-the-road trucks, premium automotive, medical and security systems applications. New Ventures provides energy storage and management systems for various applications including demand charge reduction, utility back-up power, and dynamic fast charging for electric vehicles. EnerSys also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world. More information regarding EnerSys can be found at www.enersys.com.

Sustainability

Sustainability at EnerSys is about more than just the benefits and impacts of our products. Our commitment to sustainability encompasses many important environmental, social and governance issues. Sustainability is a fundamental part of how we manage our own operations. Minimizing our environmental footprint is a priority. Sustainability is our commitment to our employees, our customers and the communities we serve. Our products facilitate positive environmental, social and economic impacts around the world. To learn more visit: https://www.enersys.com/en/about-us/sustainability/.

Caution Concerning Forward-Looking Statements

EnerSys is making this statement in order to satisfy the “Safe Harbor” provision contained in the Private Securities Litigation Reform Act of 1995. Any of the statements contained in this press release that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties. A forward-looking statement predicts, projects, or uses future events as expectations or possibilities. Forward-looking statements may be based on expectations concerning future events and are subject to risks and uncertainties relating to operations and the economic environment, all of which are difficult to predict and many of which are beyond our control. For a discussion of such risks and uncertainties that could cause actual results to differ materially from those matters expressed in or implied by forward-looking statements, please see our risk factors as disclosed in the “Risk Factors” section of our annual report on Form 10-K for fiscal year ended March 31, 2023. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

CONTACT

Lisa Hartman Investor Relations and Financial Media EnerSys 610-236-4040 E-mail: investorrelations@enersys.com